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                                                                     Exhibit 4.4


                             SIGNATURE BRANDS, INC.

                     13% SENIOR SUBORDINATED NOTES DUE 2002

                    -----------------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of April 30, 1997

                    -----------------------------------------


                            FIRSTAR BANK OF MINNESOTA

                                     Trustee

          (successor in interest to American Bank National Association)

        (First supplement to the Indenture dated as of August 17, 1994 and related Notes)


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                  This First Supplemental Indenture (the "Supplemental
Indenture") dated as of the 30th day of April, 1997, is between Signature Brands, Inc., an Ohio corporation ("Signature"), and Firstar Bank of Minnesota as Trustee (successor in interest to American Bank National Association).

                              W I T N E S S E T H:

                  WHEREAS, Health o meter, Inc., a Delaware corporation (the "Company"), has executed and delivered to the Trustee that certain Indenture dated as of August 17, 1994 among the Company, Health o meter Products, Inc., a Delaware corporation (the "Parent"), Java Acquisition Corporation, a Delaware corporation, and American Bank National Association (the "Indenture").

                  WHEREAS, Signature and the Company desire to enter into a merger wherein Signature will be the surviving corporation (the "Merger");

                  WHEREAS, Article Five of the Indenture permits the merger of the Company with or into another entity provided that certain conditions are satisfied;

                  WHEREAS, Section 5.01 of the Indenture provides, among other things, that if the Company enters into a merger in which the Company is not the surviving corporation, the corporation surviving the merger shall assume all obligations of the Company pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and

                  WHEREAS, Section 9.01(c) of the Indenture provides that the Indenture may be supplemented without the consent of any Holder of a Note to provide for the assumption of the Company's obligations to the Holders of the Notes.

                  NOW, THEREFORE, Signature, the Parent and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the 13% Senior Subordinated Notes due 2002 (the "Notes") issued pursuant to the Indenture (the "Holders").

Section 1.        Assumption of the Company's obligations.
                  ---------------------------------------

                  Signature agrees to assume all of the obligations of the Company to the Holders of the Notes and to the Trustee under the Indenture and the Notes immediately upon the effectiveness of the Merger (the "Effective Time").

Section 2.        Substitution of Signature for the Company under the Indenture.
                  -------------------------------------------------------------

                  After the Effective Time, the provisions of the Indenture referring to the Company shall refer instead to Signature, and Signature may exercise every right and power of the Company under the Indenture with the same effect as if Signature had been named as the Company in the Indenture.


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Section 3.       Notices.
                 -------

                  Any notice or communication made under the Indenture to Signature or the Parent after the Effective Time shall be delivered to the address set forth below:

                  Signature Brands, Inc.
                  24700 Miles Road
                  Bedford Heights, OH  44146-1399
                  Attention:  Chief Financial Officer

                  with a copy to:

                  Calfee, Halter & Griswold LLP
                  1400 McDonald Investment Center
                  800 Superior Avenue
                  Cleveland, OH 44114
                  Attention:  Thomas F. McKee

Section 4.        Miscellaneous.
                  -------------

                  4.1 GOVERNING LAW. This Supplemental Indenture is to be governed by and construed under the internal laws of the State of New York.

                  4.2 SUCCESSORS. All agreements of Signature and the Trustee in this Supplemental Indenture shall bind their respective successors.

                  4.3 COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  4.4 EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                       SIGNATURE BRANDS, INC.

                                       By: /s/ Steven M. Billick
                                           ---------------------------
                                           Name: Steven M. Billick
                                           Title: Senior Vice President and
                                                  Chief Financial Officer

                                       FIRSTAR BANK OF MINNESOTA
                                       as Trustee

                                       By: /s/ Frank P. Leslie
                                           ---------------------------
                                           Name: Frank P. Leslie
                                           Title: Vice President

Acknowledgment:

HEALTH O METER, INC.

By: /s/ Peter C. McC. Howell
    ----------------------------------
     Name: Peter C. McC. Howell
     Title: Chairman of the Board and
            Chief Executive Officer



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